UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):     October 25, 2023

Essential Utilities, Inc.

(Exact Name of Registrant Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	001-06659 (Commission File Number)	23-1702594 (I.R.S. Employer Identification No.)

762 West Lancaster Avenue
Bryn Mawr, Pennsylvania	19010-3489
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 527-8000

 Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.50 par value	WTRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2023, the Board of Directors elected Roderick K. West to serve on the Board of Directors (the “Board”) of Essential Utilities, Inc. (the “Company”) effective immediately. He was elected to a term that will expire at the next annual meeting of shareholders.

Mr. West has served as Group President Utility Operations for Entergy Corporation (“Entergy”) (NYSE: ETR), a Fortune 500 integrated energy company engaged primarily in electric power production and headquartered in New Orleans, Louisiana. In this role, Mr. West is responsible for strategy development, operational and financial performance of Entergy’s five operating companies. Mr. West oversees Entergy’s electric and natural gas distribution, customer service operations, its engagement with state and local regulators, and regulated retail commercial development and innovation. Each of Entergy’s five operating companies is managed by an independent president and chief executive officer and those five leaders report to Mr. West who has profit and loss responsibility for the business. Mr. West reports to Entergy’s Chief Executive Officer and its Chairman of the Board.

Prior to this role, Mr. West previously served as Executive Vice President and Chief Administrative Officer for Entergy from 2010 to 2017, where his responsibilities included managing Entergy’s shared services functions supporting utility, nuclear and wholesale operations, including finance operations, supply chain, business processes, administrative services, information technology, human resources and administration, federal policy, regulatory and governmental affairs, and corporate communications. Mr. West also led Entergy’s development and execution of its environmental strategy.

Mr. West served on the board of directors for the Electric Power Research Institute and the Edison Electric Institute, and he is currently a Hesburgh trustee for the University of Notre Dame. He earned his Juris Doctor from the Tulane University School of Law and received an MBA from the Tulane University A.B. Freeman School of Business. Mr. West has a bachelor’s degree from the University of Notre Dame, where he lettered three years and was a member of the 1988 National Championship football team.

The Board has determined that Mr. West is independent in accordance with the Company’s corporate governance guidelines and applicable New York Stock Exchange and Securities Exchange Commission (“SEC”) requirements. There are no arrangements or understandings between Mr. West and any other person pursuant to which he was selected as a director. Mr. West has not been a party to any transaction involving the Company required to be disclosed under Item 404(a) of Regulation S-K.

Mr. West will receive compensation for his service as director consistent with the Company’s compensation program for non-employee directors which became effective January 1, 2023 as described under the caption “Director Compensation” in the Company’s proxy statement for the 2023 annual meeting of shareholders filed with the SEC on March 20, 2023.

Mr. West has been appointed to the Corporate Governance Committee and the Risk Mitigation and Investment Policy Committee of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSENTIAL UTILITIES, INC.

October 27, 2023	By:	/s/ Christopher P. Luning
	Name:	Christopher P. Luning
	Title:	Executive Vice President, General Counsel